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                                                                    EXHIBIT 23.3


                                                 (MAYER, BROWN, ROWE & MAW LOGO)


January 14, 2005                                    Mayer, Brown, Rowe & Maw LLP
                                                       190 South La Salle Street
                                                    Chicago, Illinois 60603-3441

                                                         Main Tel (312) 782-0600
                                                         Main Fax (312) 701-7711
                                                          www.mayerbrownrowe.com


Dobson Communications Corporation
14201 Wireless Way
Oklahoma City, Oklahoma 73134

Re: Offer to Exchange Outstanding Shares of 12.25% and 13% Senior Exchangeable Preferred Stock and Related Consent Solicitation (the "Exchange Offer")

Ladies and Gentlemen:

We hereby consent to the filing of our opinion as Exhibit 8 to Dobson Communication Corporation's Registration Statement on Form S-4 related to the Exchange Offer and to all references to our firm in the Registration Statement.

Sincerely,

/s/ MAYER, BROWN, ROWE & MAW LLP

Mayer, Brown, Rowe & Maw LLP



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